UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

FULLCIRCLE REGISTRY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-51918	87-0653761
(State of or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

161 Alpine Drive, Shelbyville, Kentucky	40065
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 410-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.       Changes in Registrant's Certifying Accountant.

b)       New Independent Registered Public Accounting Firm

            Upon recommendation and approval of our Board of Directors, we have engaged Rodefer Moss & Co. PLLC ("Rodefer") as our new independent registered public accounting firm as of January 11, 2011. Rodefer's engagement will commence with the audit of our consolidated financial statements for the year ended December 31, 2010.  During the two most recent fiscal years ended December 31, 2009, and for the interim period through January 10, 2011, we have not engaged Rodefer as either the principal accountant to audit our consolidated financial statements, or as an independent accountant to audit a significant subsidiary and on whom the principal accountant expressed reliance in its report.  Also, during the two most recent fiscal years ended December 31, 2009, and for the interim period through January 10, 2011, we have not consulted with Rodefer regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements and neither a written report nor oral advice was provided to us that Rodefer concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions in Item 304 of Regulation S-K, or a reportable event, as that term is defined by Item 304(a)(1)(v) of Regulation S-K.

On October 28, 2010, we did engage Rodefer to audit the financial statements of CIA Theatres, LLC which was an acquisition target of our wholly subsidiary, FullCircle Entertainment, Inc.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULLCIRCLE REGISTRY, INC

Dated: January 11, 2011	By	/s/ Norman L. Frohreich
Norman L. Frohreich
Its: President and CEO

2